Exhibit 10.1

FORM OF AMENDMENT TO
JANUARY 8, 2008 BRADY CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
(as amended July 20, 2011)

The following sets forth an amendment to the January 8, 2008 Brady Corporation Performance-Based Restricted Stock Agreement (the “Agreement”).

Section 2 of the Agreement is amended to read as follows:

2. Vesting Requirements. The vesting of this Award (other than pursuant to accelerated vesting in certain circumstances as provided in Section 3 below) shall be subject to the satisfaction of the vesting conditions set forth in either of Section 2(a) or Section 2(b) below:

(a) First Vesting Opportunity. The vesting conditions under this Section 2(a) shall be satisfied only if (i) the Earnings Per Share for any one of the Corporation’s fiscal years ending July 31, 2009, July 31, 2010, July 31, 2011 or July 31, 2012 are at least 10% greater than the Earnings Per Share for the Corporation’s fiscal year ending July 31, 2008 and (ii) the Employee remains continuously employed by the Corporation (or an Affiliate) from the date hereof until January 15, 2013. For purposes of this Agreement, “Earnings per Share” shall mean the basic earnings per share of the Corporation’s Class A Common Stock calculated in accordance with the standards of the Public Company Accounting Oversight Board as in effect for the fiscal year ended July 31, 2008.

(b) Second Vesting Opportunity. The vesting conditions under this Section 2(b) shall be satisfied only if (i) the Earnings Per Share for the Corporation’s fiscal year ending either July 31, 2013 or July 31, 2014 are at least $2.68 (per the fiscal year audit accepted by the Audit Committee) and (ii) the Employee remains continuously employed by the Corporation (or an Affiliate) from the date hereof until July 31, 2014.

Except as provided in Section 3, if the Employee terminates employment prior to the satisfaction of the vesting requirements set forth above, the Shares shall immediately be forfeited. The period of time during which the Shares covered by this Award are forfeitable is referred to as the “Restricted Period.”